UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

BlackRock 2037 Municipal Target Term Trust

BlackRock Corporate High Yield Fund, Inc.

BlackRock Debt Strategies Fund, Inc.

BlackRock Enhanced Capital and Income Fund, Inc.

BlackRock Enhanced Government Fund, Inc.

BlackRock Floating Rate Income Strategies Fund, Inc.

BlackRock MuniHoldings California Quality Fund, Inc.

BlackRock MuniHoldings Fund, Inc.

BlackRock MuniHoldings New Jersey Quality Fund, Inc.

BlackRock MuniHoldings Quality Fund II, Inc.

BlackRock MuniYield Fund, Inc.

BlackRock MuniYield Quality Fund II, Inc.

BlackRock MuniYield Quality Fund III, Inc.

BlackRock MuniYield Quality Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

YOUR Vote Matters
BlackRock Closed-End Funds
Your Vote is Important! Please Vote Today!
Why am I receiving this letter?
You are receiving this reminder notice because you held shares in one or more of the BlackRock Closed-End Funds (the “Funds”) on the record date and your Fund has not received your vote.
How can I stop receiving these letters?
Vote your shares today and you will not receive additional reminder notices from the Funds regarding your Fund’s 2024 Annual Meeting of Shareholders.
How does the Board recommend that I vote?
The Board unanimously recommends a vote “FOR” each Board’s Nominees.
How do I vote? Voting is simple and will only take a minute of your valuable time using one of the following options
Vote online
Using the website provided on your enclosed voting instruction form and following the simple instructions www.proxyvote.com
Vote by phone
By calling the toll-free number on your enclosed voting instruction form and following the simple instructions
Vote by mail
By completing and returning your enclosed voting instruction form in the postage paid envelope provided.
If you have any questions about the proposal to be voted, please feel free to contact Georgeson LLC (“Georgeson”), toll free at 1-866-328-5445.
The proxy materials previously sent to you contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting http://www.proxy-direct.com/BLK-33969 or by calling Georgeson, the Funds’ proxy solicitor, toll free at 1-866-328-5445.
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